UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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First Financial Service Corporation
(Name of Registrant as Specified In Its Charter)

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April 15, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of First Financial Service Corporation to be held at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky on Wednesday May 18, 2011 at 5:00 p.m.

The attached Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted at the meeting. During the meeting, we will report on our business and operations.  Our Annual Report, which accompanies our proxy statement, contains detailed information concerning activities and operating performance during 2010.

To ensure that you are represented at the meeting, please complete, sign, and return the enclosed proxy card as promptly as possible.  Your early attention to the proxy statement will be greatly appreciated because it will reduce the cost we incur in obtaining your voting instructions.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,
B. Keith Johnson
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the
Shareholders Meeting to be Held on May 18, 2011:

This proxy statement and our 2010 Annual Report to Shareholders, including Form 10-K, are available at www.ffsbky.com.

FIRST FINANCIAL SERVICE CORPORATION
2323 Ring Road
Elizabethtown, Kentucky 42702-5006
(270) 765-2131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 18, 2011

The Annual Meeting of Shareholders of First Financial Service Corporation will be held at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, May 18, 2011 at 5:00 p.m.

A proxy card and a proxy statement for the meeting are enclosed.

The purposes of the meeting are:

1.	To elect three directors of the Corporation;

2.	To approve, in a non-binding advisory vote, the compensation of the Corporation’s executives as disclosed in the accompanying proxy statement; and

3.	To act upon such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the meeting.

Shareholders of record at the close of business on March 15, 2011 are entitled to vote at the meeting and any adjournments thereof.

Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.  If you attend the meeting, you can choose to revoke your proxy and elect to vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Janelle Poppe
Corporate Secretary

Elizabethtown, Kentucky
April 15, 2011

YOUR VOTE IS IMPORTANT.

The prompt return of proxy cards will save us the expense of further requests for proxy cards in order to insure a quorum.  A self-addressed envelope is enclosed for your convenience.  No postage is required if mailed in the United States.

FIRST FINANCIAL SERVICE CORPORATION
Annual Meeting of Shareholders
May 18, 2011

PROXY STATEMENT

About the Annual Meeting

Why have I received these materials?

We are mailing this proxy statement and the accompanying proxy to shareholders on or about April 15, 2011.  Your proxy is being solicited by the Board of Directors of First Financial Service Corporation (which we refer to throughout this proxy statement as “First Financial Service Corporation”, or “the Corporation”, or “we”, or “our”) in connection with our 2011 Annual Meeting of Shareholders to be held at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, May 18, 2011 at 5:00 p.m., and any adjournment thereof.

What am I voting on?

•	The election of three directors to a three-year term.

•	A non-binding advisory proposal on the compensation of the Corporation’s executives as disclosed in this proxy statement.

Who is entitled to vote at the annual meeting?

Holders of record of common stock of First Financial Service Corporation as of the close of business on March 15, 2011 will be entitled to vote at our annual meeting.  On March 15, 2011, there were 4,739,622 shares of common stock outstanding and entitled to vote.  Each share is entitled to one vote, except in the election of directors when cumulative voting applies.

How do I vote my shares at the annual meeting?

If you are a “record” shareholder of common stock (that is, if you hold common stock in your own name on the stock records maintained by our transfer agent, Registrar and Transfer Company), you may complete and sign the accompanying proxy card and return it in the postage paid envelope provided, or deliver it in person.  The shares represented by your proxy card will then be voted as you instruct.  If you return your proxy card and do not mark your voting instructions on your signed card, the shares will be voted FOR the election of the directors and FOR the advisory proposal on compensation.

“Street name” shareholders of common stock (that is, shareholders who hold common stock through a broker or other nominee) who wish to vote at the annual meeting will need to obtain a “legal proxy” form from the institution that holds their shares and to follow the voting instructions on that form.

If you are a participant in the First Financial Service Corporation 401(k)/Employee Stock Ownership Plan (KSOP), you will receive a proxy card for the shares that you own through that plan.  That proxy card will serve as a voting instruction card for the trustees of the plan.  If you own shares through the plan and do not vote, the plan trustees will vote the plan shares in the same proportion as shares for which instructions were received under each plan.

Can I change my vote after I return my proxy card?

Yes.  After you have submitted a proxy card, you may change your vote at any time before the annual meeting by submitting either a notice of revocation to the Corporate Secretary of First Financial Service Corporation, 2323 Ring Road, P.O. Box 5006, Elizabethtown, Kentucky, 42702-5006, or a proxy bearing a later date.  You may attend the annual meeting, revoke your proxy card and vote in person.  In each case, the last submitted vote will be recorded and the earlier vote revoked.  Your attendance at the annual meeting will not revoke your proxy card unless you provide written notice of revocation.

What constitutes a quorum for purposes of the annual meeting?

The presence at the annual meeting of the holders of a majority of all outstanding shares of common stock entitled to vote at the meeting, whether in person or by proxy, constitutes a quorum for the transaction of business at the annual meeting.  Proxy cards marked as abstaining on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

None of the matters on the agenda for the annual meeting are considered “routine” matters for which brokers would have authority to vote shares held in street name without instructions from street name shareholders.  Therefore, there can be no “broker non-votes” in connection with the annual meeting.

What vote is required to approve each item?

Directors will be elected by a plurality of the total votes cast at the annual meeting.  With three directors to be elected at the meeting, this means that the three nominees receiving the highest number of votes will be elected.

The proposal to approve the Corporation’s executive compensation (Item 2) and any other matter to be voted upon at the annual meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

How do I vote cumulatively for directors?

Under cumulative voting, each shareholder is entitled to cast a total number of votes equal to the number of shares of common stock he or she owns, multiplied by the number of directors to be elected.  You may cast all of your votes for a single nominee for director, or you may distribute them among two or more nominees, as you wish.

Who counts the votes?

Inspectors of election, appointed for the meeting, tabulate votes cast in person or by proxy at the annual meeting. These inspectors also certify the results of the voting.  The inspectors will also determine whether or not a quorum is present at the meeting.

How are abstentions treated?

On Item 1, the election of directors, a shareholder may withhold authority to vote for one, more than one, or all of the nominees.  The inspectors will treat shares either voted for or withheld from any nominee as shares that are present for purposes of determining the presence of a quorum.

On Item 2 or any other proposal that may properly come before the annual meeting, a shareholder may vote in favor of the proposal, vote against the proposal or abstain from voting.  Abstentions will have no effect on Item 2 or any other proposal.

What information do I need to attend the annual meeting?

We do not use tickets for admission to the annual meeting.  If you hold your shares in street name, please bring a copy of a recent statement from your brokerage account or similar record to show you are a beneficial holder of our stock.  If you are voting in person, we may ask for photo identification.

How does the Board recommend that I vote my shares?

The Board recommends that you vote:

•	For the election of the nominees for Director listed in this proxy statement (Item 1); and

•	For the approval of a non-binding advisory proposal on the compensation of the Corporation’s executives as disclosed in the accompanying proxy statement (Item 2).

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of our company.  When this proxy statement went to press, the Board of Directors did not know of any matters to be presented for consideration at the annual meeting other than the election of directors and the advisory vote on compensation.

Who will bear the expense of soliciting proxy cards?

We will bear the cost of soliciting proxy cards in the form enclosed.  In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees and/or transfer agent.  We reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth the beneficial ownership of our common stock as of March 15, 2011 by our directors and director nominees, our current executive officers named in the 2010 Summary Compensation Table, and all of our directors and executive officers as a group. There were no persons, other than Mrs. Schomp, known to us to beneficially own more than 5% of our common stock.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Gail L. Schomp(1)	244,735	5.2
J. Alton Rider	117,426	2.5
Walter D. Huddleston	108,386	2.3
B. Keith Johnson(2)	94,933	2.0
J. Stephen Mouser	79,901	1.7
Gregory Schreacke(3)	65,112	1.4
John L. Newcomb, Jr.	49,877	1.1
Robert M. Brown	33,286	*
Larry Hawkins(4)	29,579	*
Anne Moran(5)	23,299	*
Charles Chaney(6)	9,262	*
Michael L. Thomas	2,922	*
Donald Scheer	2,662	*
Diane E. Logsdon	750	*
Directors and Executive Officers as a group (14 persons)	862,130	18.2

*Represents less than 1%.
(1)	Ms. Schomp is director continuing in office. Her address is P.O. Box 11863, Lexington, KY 40511.
(2)
Includes 21,213 shares held by the Bank’s KSOP and 2,003 shares under its Employee Stock Purchase Plan (“ESPP”) for which Mr. Johnson has voting power, and 32,120 shares underlying exercisable options.

(3)	Includes 10,324 shares held by the Bank’s KSOP and 6,777 shares under the ESPP for which Mr. Schreacke has voting power, and 29,634 shares underlying exercisable options.
(4)	Includes 634 shares held by the Bank’s KSOP and 5,157 shares under the ESPP for which Mr. Hawkins has voting power, and 21,781 shares underlying exercisable options.
(5)	Includes 817 shares held by the Bank’s KSOP and 673 shares under the ESPP for which Ms. Moran has voting power, and 19,310 shares underlying exercisable options.
(6)	Includes 9,062 shares underlying exercisable options.

ITEM 1.  ELECTION OF DIRECTORS

The Corporation's Board of Directors is currently comprised of ten directors, divided into three classes with staggered terms.  We currently have two classes of three directors and one class of four directors.

The Board has nominated Walter D. Huddleston, J. Stephen Mouser and Michael L. Thomas for election to a three-year term ending at the 2014 Annual Meeting.  Each of the nominees is currently a director.  If any nominee is unable to serve, the shares represented by all valid proxy cards will be voted for election of a substitute nominee that the Board of Directors selects.  At this time, the Board knows of no reason why any nominee might be unable to serve.

The following table provides personal information for each nominee and for each director continuing in office.  Each of the nominees and each of the continuing directors other than B. Keith Johnson, our Chief Executive Officer, is “independent” as defined by the rules of The NASDAQ Stock Market.

Nominees
Name	Age at March 15, 2011	Year First Elected or Appointed Director (1)	Term to Expire
Walter D. Huddleston	84	1966	2011
J. Stephen Mouser	62	1997	2011
Michael L. Thomas	56	1997	2011

Directors Continuing in Office

Robert M. Brown	71	1991	2013
B. Keith Johnson	50	1997	2012
Diane E. Logsdon	68	2000	2012
John L. Newcomb, Jr.	56	2000	2012
Donald Scheer	61	2004	2012
Gail L. Schomp	57	2001	2013
J. Alton Rider	73	1987	2013

(1)	Each director first elected in 1990 or earlier was initially elected as a director of First Federal Savings Bank and became a director of the Corporation on the date of its incorporation in June 1990.

The following paragraphs provide biographical information about our directors and executive officers.  Unless otherwise noted, all directors and executive officers have held their present principal occupations for at least five years.  As indicated in the following paragraphs, our board is comprised of persons who own and operate businesses or serve in executive positions with large business organizations, are leaders in trade, civic and charitable organizations, and can be effective representatives of First Federal Savings Bank in the communities we serve.  We describe the qualifications we seek in directors and how we identify prospective nominees in greater detail below under heading “Meetings and Committees of the Board of Directors — Director Nominations.”

Robert M. Brown, President and owner of Brown Funeral Home, Inc., has served on the Board of Directors since 1991.  He is a charter member of the Elizabethtown A.M. Rotary Club.  Mr. Brown is also active in the National, Kentucky, and South Central Funeral Directors Association.  In addition, he is an active member of the Chamber of Commerce and has served as a major division chairman of Elizabethtown Community College’s Partners in Progress fundraising campaign.

Walter D. Huddleston is Chairman of the Board and a former two-term member of the United States Senate.  He began his professional career in broadcasting in Elizabethtown.  Today he owns and operates Walter D. Huddleston Consulting, a legislative consulting firm located in Elizabethtown and Washington D.C. and is a former President of the Elizabethtown Chamber of Commerce and Rotary Club.  Senator Huddleston has received the U.S. Central Intelligence Agency Medal of Honor and awards as the Outstanding Young Man of Elizabethtown and Kentucky.  More recently he was inducted into the Kentucky Civil Rights Hall of Fame.

B. Keith Johnson has served as Chief Executive Officer of the Corporation and First Federal Savings Bank since September 1997.  Mr. Johnson joined the Bank as Comptroller in 1993 and was appointed Executive Vice President in 1995.  Before joining the Corporation, he was a principal in a local accounting firm where he was extensively involved in the firm's financial institution practice.  Professionally, Mr. Johnson belongs to the Kentucky Society of Certified Public Accountants and the American Institute of Certified Public Accountants and has held his CPA license since 1984.  Civically, he serves on the Board of Directors for the Elizabethtown Industrial Foundation, Fort Knox Core Committee, Kosair Children’s Hospital Foundation, Better Business Bureau, Louisville Chapter of the National MS Society and the Elizabethtown Chamber of Commerce.  He is also a member of the Elizabethtown Rotary Club and has served in various capacities with numerous other civic/charitable organizations over the years.

Diane E. Logsdon is currently Chief Operating Officer for Hardin Memorial Hospital, one of the largest business organizations in Elizabethtown, Kentucky.  She oversees the clinical and financial operations of multiple hospital services, in which capacity she interacts regularly with medical professionals operating private practices in Hardin County and adjoining communities.  Mrs. Logsdon serves on numerous community and charity boards and is a past president of the Elizabethtown-Hardin County Chamber of Commerce.  She served as a member of the Elizabethtown Comprehensive Plan Steering Committee and is past President of the Ft. Knox Chapter, Association of the United States Army.  She is a past recipient of the Athena Award and has been recognized through many leadership awards.  She has been honored as a Hall of Fame Award recipient by both the Chamber and the Elizabethtown Lions’ Club.

Stephen Mouser is President of Mouser Custom Cabinetry, LLC, a family-owned cabinet manufacturer in Elizabethtown.  The Company has 195 employees producing single family residential cabinetry for 230 independently owned showrooms located throughout 32 states east of the Rocky Mountains.  He is a member of the Better Business Bureau, the Elizabethtown-Hardin County Chamber of Commerce, and a former board member of the United Way of Central Kentucky.  He currently serves on a business advisory committee with Elizabethtown Community & Technical College for Students in Free Enterprise.  Mr. Mouser’s extensive experience in managing business ventures provides an entrepreneurial perspective to the Board of Directors.

John L. Newcomb, Jr. is President and Financial Manager of Newcomb Oil Company, a family business that owns and operates the Five Star Food Marts.  He is also Manager of Newcomb Realty, LLC.  He is the past Chairman of the Kentucky Petroleum Marketers Association and currently serves on the Flaget Hospital Foundation Board.  Mr. Newcomb is a recognized business leader and life-long resident of Nelson County.

J. Alton Rider has been the owner and operator of Rider's Men & Women Clothing Store in Elizabethtown since 1969.  He is past President of the Hardin County A.M. Rotary Club, former Hardin County School Board member, past Hardin County Representative of the Kentucky Retail Association, a current member of the National Retail Federation, and is a member of the Elizabethtown-Hardin County Chamber of Commerce. He is former chairman of the Kentucky Retail Federation, and currently serves on its board of directors.

Gail L. Schomp is the owner and operator of Carty and Carty, Inc., a business that specializes in freight hauling, and Lexington Truck Sales, a new and used truck dealership for Volvo, Isuzu, and GMC.  She was employed by her family’s business, Langley Trucking Company until 1983.  Mrs. Schomp also serves on the Executive Committee of Kentucky Motor Transportation Association and on the Foundation Board of Eastern Kentucky University.  Mrs. Schomp also holds one of the largest positions in our stock.

Donald Scheer, a certified public accountant, is currently a partner in Scheer & Scheer, a Jefferson County-based consulting firm.  He previously served as a partner with the international accounting, tax and consulting firm of Deloitte & Touche LLP.  He is a member of the Kentucky Society of Certified Public Accountants and the American Institute of Certified Public Accountants.  Qualified as an “audit committee financial expert,” Mr. Scheer has long-standing business relationships in the Louisville market and is an owner of several businesses based in Jefferson County.

Michael Thomas, DVM, is a partner in the Elizabethtown Animal Hospital.  Dr. Thomas received a Bachelor degree in animal science from the University of Kentucky and a Doctorate of Veterinary Medicine from Auburn University.  Dr. Thomas is an active member of the American Veterinary Medical Association and the Kentucky Veterinary Medical Association.

During the past five years, none of our directors or executive officers has held any directorships in any other company with a class of securities registered under the Securities Exchange Act of 1934 or otherwise subject to the reporting requirements of the Act or any investment company registered under the Investment Company Act of 1940.

Non-Director Executive Officers

Charles Chaney, 59, has served as an executive officer and Chief Operating Officer since 1999.  He joined the Bank in 1976 as Banking Center Manager of the Munfordville Banking Center.

Larry Hawkins, 55, has served as an executive officer and Chief Lending Officer since 2001.  He began serving as a Senior Loan Officer with the Radcliff Banking Center in 2000.  Before joining the Bank, Mr. Hawkins was a Commercial Loan Officer with PNC Bank.

Anne Moran, 58, has served as an executive officer and Chief Retail Officer since 1999.  Before joining the Bank in 1999, Ms. Moran was a Regional Manager for Bank One Corporation and has more than 25 years of banking experience.

Gregory Schreacke, 41, has served as President of the Corporation and the Bank since January 2008.  He also became our Chief Financial Officer in January 2011, the position he originally held when he joined our organization in January 2004.  Mr. Schreacke previously served as senior vice president and controller for Team Financial, Inc. in Paola, Kansas for four years.  He has also served as vice president and controller for Hemet Federal Savings and Loan, as a senior accounting officer at Mercantile Trust & Savings Bank, and as founder and shareholder in Swann, Schreacke & Associates P.C., a certified public accounting practice headquartered in Quincy, Illinois.

Board Leadership Structure

Historically, our Board has been comprised entirely of independent non-employee directors except for our Chief Executive Officer.  The Chairman of the Board has been an independent director.

Board’s Role in the Risk Management Process

The Board oversees the management of risk through its Risk Management Committee and board-level Asset Liability Committee.  The categories of risk overseen by these committees include legal risk, reputation risk, liquidity risk, credit risk, market risk, regulatory risk and operational risk.

The Risk Management Committee’s charter directs the Committee to discuss with management the major financial risk exposures and the steps management has taken to monitor and control such exposure, including the risk assessment and risk management policies.  The Risk Management Committee receives quarterly risk assessment reports from the Director of Internal Audit, the Chief Lending Officer and other officers and then recommends the actions or steps to be taken as it deems appropriate.  The Risk Management Committee reports to the Board with respect to any notable risk management issues and coordinates with other Board and management level committees as necessary.  In addition, the Risk Management Committee oversees the Director of Internal Auditor’s responsibilities, budget and staffing.

The Asset Liability Committee meets quarterly with the management’s asset liability team to monitor the overall liquidity position of the Bank and the Corporation, assess interest rate and liquidity risk, monitor capital ratios and performance measures, and implement appropriate funding and balance sheet strategies.  The Asset Liability Committee follows established board-approved policies and monitors guidelines to diversify our wholesale funding sources to avoid concentrations in any one-market source.  The Asset Liability Committee reports to the Board with respect to any notable interest rate and liquidity risk management issues and coordinates with other Board and management level committees as necessary.

Transactions with Related Parties

Under its charter, our Risk Management Committee has the responsibility to review and ratify all transactions between the Corporation and related parties, including loans and extensions of credit, fees and commissions for services, purchases or sales of assets, rental agreements, and any other financial arrangements.

As a financial institution, we are not subject to Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer.  However, loans must be made:

•	in the ordinary course of our consumer credit business;

•	of a type we generally make available to the public; and

•	on market terms, or terms that are no more favorable than those offered by the issuer to the general public.

We have long-standing written policies and procedures governing our extension of credit to related parties in compliance with the insider lending restrictions of Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O. All loans to directors and executive officers or their affiliates are approved by the Executive Loan Committee, reviewed and ratified by the Risk Management Committee and promptly reported to the Board of Directors.  Loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and do not involve more than the normal risk of collectability or contain other unfavorable terms.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held twelve regularly scheduled and three special meetings during 2010.  All directors attended at least 75% of the aggregate meetings of the Board and the committees to which they belonged.  We do not have a formal policy regarding the attendance of directors at the annual meeting of shareholders.  Nine of our ten directors attended the 2010 annual meeting.

Risk Management Committee

The Risk Management Committee is comprised of Directors Brown, Mouser, Scheer and Rider. The Board has determined that Mr. Scheer qualifies as an “audit committee financial expert” within the meaning of SEC rules, and that all the members of the Risk Management Committee are “independent” as defined by the rules of The NASDAQ Stock Market and the SEC.  The Risk Management Committee met four times during 2010.

The Risk Management Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the system of internal control.  In fulfilling its oversight responsibilities, the Committee is responsible for, among other things,  selecting the Corporation's independent auditors, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls, meeting regularly with internal and independent auditors, reviewing the independence of the independent auditors, reviewing the Corporation’s financial results as reported in Securities and Exchange Commission filings, and approving all auditing and non-auditing services performed by its independent auditors. The Committee also reviews examination reports from bank regulatory agencies and monitors policies pertaining to conflicts of interest as they affect directors, officers, and employees.

Executive Compensation Committee

The Executive Compensation Committee is responsible for approving the compensation arrangements for our executive officers and senior management. The Committee is also responsible for the oversight and administration of the 2006 Stock Option and Incentive Compensation Plan.  Customarily, the Committee invites the Chief Executive Officer to submit recommendations as to the compensation for executives and other senior officers, which the Committee considers as one element of its process. The members of the Committee are Directors Huddleston, Mouser, Newcomb, and Schomp, all of whom are “independent” as defined by The NASDAQ Stock Market. The Compensation Committee met three times during 2010.

The Compensation Committee also has authority to certify the Corporation’s and First Federal Savings Bank’s compliance with the requirements of the U.S. Treasury Department’s Capital Purchase Program (“CPP”).

Nominating Committee

The Nominating Committee is comprised of all of our directors other than Chief Executive Officer, B. Keith Johnson, our sole director who is not “independent” under the rules of The NASDAQ Stock Market. The Nominating Committee is responsible for identifying candidates to serve on the Board of Directors, making nominations to fill vacancies on the Board, and recommending the nominees to be selected by the full Board for submission to our shareholders at each annual meeting.

Director Nominations

As a community banking institution, we serve the needs and cater to the economic strengths of the local communities in which we operate.  Our business strategy emphasizes originating loans and providing financial services to small and medium-sized businesses in the markets we serve.  We believe our directors should represent First Federal Savings Bank in the business community of the markets we serve and through involvement in civic and charitable organizations.  Accordingly, in identifying prospective directors, we have historically looked for persons with experience as a business owner, senior manager, chief operating officer, chief financial officer, or chief executive officer of a relatively complex business organization or corporation, and who is accustomed to dealing with complex business issues.  Other qualities we value include the ability to assist our business development efforts in our target markets, distinguished service in a position of leadership with trade, civic or charitable organizations, and a substantial equity ownership in our Corporation.  As our operations have expanded geographically, we have added directors who reside and have business relationships in new markets we have entered or plan to enter.  Having directors with experience in diverse businesses assists us in understanding and meeting the financial needs of a wider range of potential business customers.  We believe that directors and director nominees should have the education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom, and vision to exercise sound, mature judgments on a macro and entrepreneurial basis and should have high personal and professional ethics, strength of character, integrity, and values.  Directors and nominees for director also should be free and willing to attend regularly scheduled meetings of the Board and its committees and otherwise be able to contribute an appropriate amount of time to the affairs of the Corporation and First Federal Savings Bank. Participation on other boards of directors provides breadth of experience to our Board.

In our nomination process, the Nominating Committee looks at the overall size and composition of the Board to determine the need to add or replace directors and to determine if there are any specific qualities or skills that would complement the existing strengths of our board of directors.  No person can be nominated for election or appointed to the Board for a term beginning after such person attains age 75. This limitation, however, does not apply to the members of the board of directors in office on December 31, 2000, who were age 72 or older as of that date.

The Nominating Committee has the authority to use a variety of means to identify and evaluate potential director nominees including recommendations from our current directors and management, as well as input from third party executive search firms.  The Nominating Committee then interviews qualified candidates and determines, based on background information and the information obtained in the interviews, whether to recommend that a candidate be nominated to the Board.

The Nominating Committee will consider qualified nominees recommended by shareholders, who may submit recommendations to the Nominating Committee in care of the Corporate Secretary, First Financial Service Corporation, 2323 Ring Road, Elizabethtown, Kentucky 42702-5006.  To be considered by the Nominating Committee, shareholder nominations must be submitted before our fiscal year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected.  Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director.

Nominations by shareholders may also be made in the manner provided by our articles of incorporation and bylaws.  Our articles of incorporation and bylaws provide that a shareholder entitled to vote for the election of directors may make nominations of person for election to our board of directors at a meeting of shareholders by complying with required notice procedures.  Nominations must be made by written notice and the notice must be received at our principal executive office not less than 30 days nor more than 60 days before any such meeting; provided however, that if less than 31 days’ notice of the meeting is given to the shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders.

The notice must specify:

as to each person the shareholder proposes to nominate for election or re-election as a director:

•	the name, age, business address, and if known, residence address of the person;
•	the principal occupation or employment of the person;
•	the number of shares of our stock that are beneficially owned by the person;

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Securities Exchange Act; and

as to the shareholder giving the notice:

•	the name and record address of the shareholder and any other shareholder known to be supporting the nominee; and
•	the number of shares of our capital stock that are beneficially owned by the shareholder making the nomination and by any other supporting shareholders.

We may require that the proposed nominee furnish us with such other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director.  At any meeting of shareholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Director Compensation

The following table shows the compensation we paid in 2010 to each member of our Board of Directors other than the Chief Executive Officer.  Our Chief Executive Officer’s compensation is set forth below in the 2010 Summary Compensation Table.  In 2010, we paid only cash compensation to the directors listed in the following table for their services.

Name	Fees Earned Or Paid In Cash (1)	Stock Awards	Option Awards	All Other Compensation	Total

Robert M. Brown	$26,736	-	-	-	$26,736
Walter D. Huddleston	26,736	-	-	-	26,736
Diane E. Logsdon	26,736	-	-	-	26,736
J. Stephen Mouser	26,736	-	-	-	26,736
John L. Newcomb, Jr.	26,736	-	-	-	26,736
J. Alton Rider	26,736	-	-	-	26,736
Donald Scheer	26,736	-	-	-	26,736
Gail L. Schomp	26,736	-	-	-	26,736
Michael L. Thomas	26,736	-	-	-	26,736

(1)	Directors were paid a monthly fee of $2,228 for 2010. No fees were paid for attendance at board or committee meetings.

EXECUTIVE COMPENSATION

The Executive Compensation Committee, which is comprised entirely of independent directors, is responsible for the design of our executive compensation program, what the program is designed to reward, and the compensation we pay with respect to each element of the program.

Objectives of Compensation Program

The objectives of our compensation program, including executive compensation, are to attract and retain qualified, energetic officers and associates who are enthusiastic about the company’s mission and culture and to promote an ownership mentality among officers and key employees.  We also believe that our compensation program should also be perceived as fundamentally fair to our shareholders, employees, and customers.

What Our Compensation Program is Designed to Reward

Our compensation program has been designed to reward teamwork and each individual executive’s contribution to our results.  Like many community financial institutions of comparable size, our executive compensation is comprised of three components — base salary, annual performance-based cash incentive compensation, and stock-based awards under our stock incentive plan.

The Compensation Committee’s objective is to pay annual compensation and annual cash incentive compensation that will motivate our leadership team as well as allow us to attract and retain key employees.  The Compensation Committee also awards stock-based compensation from time to time as a longer term incentive.  These awards, which historically have been in the form of stock options, provide our key employees with an additional incentive to improve the financial performance and growth of the company and thereby increase the value of our shares.

In analyzing our company’s performance, we consider return on equity, return on assets, and growth in earnings per share, which are the performance measures that the Compensation Committee believes are the primary drivers of stock price performance over time.  We also consider individual performance factors, based on the scope of the executive’s responsibilities, our evaluation of individual performance in his or her capacity, and our evaluation of the executive’s contribution to the company’s overall performance.

In 2010, we did not change the base salaries of our executive officers except for a 5.7% increase for our former chief financial officer to $140,000.  For the Chief Executive Officer and President, this was the second consecutive year that their base salary levels were frozen.  We anticipate that the base salaries for our executives will also remain at their current levels during 2011.  In addition, we suspended our cash incentive plan for executive officers in 2010, which was the second consecutive year the Corporation recorded net losses attributable to common shareholders.

The Elements of Our Compensation Plan

Base Salary

Historically, we have evaluated the base salary we pay our executives by comparing our company’s performance and executive compensation to the performance and executive compensation of peer financial institutions.  From time to time, our Compensation Committee reviews performance and compensation data of publicly traded banks from the Mid-West and South East regions having total assets ranging from $500 million to $1.0 billion. We have not conducted a review in recent years, since we currently have no plans to consider increasing executive salaries.

We believe base salary should motivate our executives, should reward exceptional performance, and be perceived as fair by our shareholders and not out of line with the executive salaries of comparable institutions. While we do not have a formal policy to pay salaries based on peer percentiles, we use comparative data to evaluate whether the salaries we pay are competitive for retention purposes. The Compensation Committee conducted its last review of peer data in 2006.

In determining executive salaries, the Compensation Committee evaluates the company’s overall performance and the individual contribution of each executive officer.  The Committee assesses the “teamwork” objective by considering company performance measures such as growth of earnings per share, return on assets, and return on equity.  The Committee assesses the individual contribution component by considering the scope of each executive’s responsibilities with respect to a specific business area or the company as a whole and its evaluation of the executive’s performance.  There is no specific weighting given to any of the factors considered in evaluating individual performance for the annual salary review.  The decision to change salary and the amount is based on a subjective evaluation of these factors by the Compensation Committee.

Performance-based Cash Incentive Compensation

The second component of compensation has been annual performance-based cash incentive compensation.  Historically, the cash incentive compensation paid to our executives each year has generally ranged from 0% to 20% of the executive’s salary.

Beginning for 2007, the Compensation Committee adopted an incentive plan that bases the annual cash incentive compensation upon the attainment of quantitative performance measures.  We suspended our cash incentive plan for executive officers in 2010, after the Corporation recorded net losses attributable to common shareholders in 2009 and our quarterly provisions for loan losses increased significantly.

The incentive plan has been designed to promote the Company’s profitability and growth by rewarding the achievement of key targets in the business plan.  The key performance indicators that measure profitability account for 60% of the total bonus computation, while the key performance indicators that measure growth account for the other 40%.

The Compensation Committee evaluates whether risks could arise from its compensation policies and practices that could reasonably be likely to have a material adverse effect on the Corporation.  In 2009, the compensation committee modified the incentive compensation plan to add earnings triggers, which were intended to reduce any incentive encouraging undue risk and to adjust the balance between profitability and growth incentives.  As shown in the following table, the earnings triggers reduce or eliminate the cash incentive payable for achieving one or more growth performance indicators if our earnings do not also grow.

Decline in earnings per share	Reduction in incentive compensation
10% to 15%	50%
16% to 20%	75%
More than 20%	100%

The amount of compensation that may be earned through the incentive compensation plan also limits the risk of encouraging behavior for short term results.  Due to the mathematical nature of the profit component of the incentive plan design, incentive compensation has historically ranged from 0% to 20% of cash compensation.  We believe this reduces the economic incentive for inappropriate short term behavior that increases long-term risk.

Before establishing a new performance-based cash incentive plan for executive officers in the future, the Compensation Committee expects to reevaluate the inclusion of performance indicators that measure growth.

Stock-based Awards

The third component is stock-based awards under our stock incentive plans that the Compensation Committee has the discretion to make.  Historically, the Committee has granted incentive awards when an executive is first hired.  The Committee has also granted awards when it has believed a stock-based award would provide an incentive to an executive in addition to, or in lieu of, a cash incentive payment, based on the Committee’s own subjective assessment of the executive’s position and responsibilities, as well as the same company and individual performance measures used in its determination of salary increases and annual bonus.  The number of shares subject to option grants has been based on the Committee’s subjective assessment of stock-based compensation practices of its peers, the dilutive impact of grants, the recommendation of the Chief Executive Officer, changes in the trading price of our stock over the term of prior options compared to the exercise price, financial performance and other factors the Committee has deemed relevant at the time.  Generally, options have had a term of ten years and 20% of the shares subject to an award vest each year beginning one year after the grant date.  Our practice has been to consider awarding options when the executive’s previous award has fully vested.

Historically, we have awarded only stock options under our stock incentive plan.  Our stock option plans have always provided that option grants must be made by the Compensation Committee or the board of directors, and the option price must be the trading price of our stock at closing on the date of the grant.  Grants have always been approved at regularly scheduled board or committee meetings, usually in December.

Determining Compensation

We initially determine the salaries of our executives based on their responsibilities and experience. We then review executive salaries during the first quarter of each year.  The Compensation Committee considers how well our company performed during the recently completed fiscal year, as well as our evaluation of each executive’s individual performance and contribution.  Our Chief Executive Officer also makes a recommendation for the salaries for the upcoming year based on his assessment of our company’s financial and operational performance, attainment of earnings per share growth and other performance and operational goals, and other factors he believes should be weighed in our assessment.   When the Compensation Committee has recent data from peer institutions, it will also take into account what peer financial institutions pay executives with similar responsibilities and experience and each executive’s prior salary relative to the range of salaries of comparable peer group executives.

As noted above, we did not change the base salaries of our executive officers for 2010, except for a 5.7% increase for our former chief financial officer.  For the Chief Executive Officer and President, this was the second consecutive year that their base salary levels were frozen.  We anticipate that the base salaries for our executives will also remain at their current levels during 2011.  In addition, we suspended our cash incentive plan for executive officers in 2010 after the Corporation recorded net losses attributable to common shareholders in 2009 and our quarterly provisions of loan losses increased significantly.

The Compensation Committee met in December 2010 to consider stock awards.  On December 31, 2010, two named executive officers were awarded options to purchase the number of shares shown in the table below.

Name	Position	Option shares
Gregory Schreacke	President	25,000
Anne Moran	Chief Retail Officer	10,000

The Compensation Committee elected to award options to recognize Mr. Schreacke’s and Ms. Moran’s efforts in managing through the ongoing difficulties in the banking  and real estate industries as well as the Corporation’s strong deposit results for 2010.  Deposit growth was the strongest in our history, growing at a rate of 35% for the year, including a 19% growth in retail deposits and a 68% growth in commercial deposits.  The Corporation also attained significant improvement in various markets.  Deposits increased by 175% in Jefferson County and by 270% in our Indiana markets.  Ft. Knox on-post deposit accounts increased 120%.

Our Chief Executive Officer B. Keith Johnson was not eligible to be considered for an award of stock options under the U.S. Treasury’s compensation rules for banks participating in its Capital Purchase Program.  Accordingly, he did not receive a grant of stock options at the end of 2009 as did our other executives.  The Compensation Committee subsequently determined to award Mr. Johnson 36,855 shares of restricted stock with a December 31, 2010 grant date value of $150,000.   The restricted stock vests on December 31, 2012, provided that Mr. Johnson has continued to perform substantial services for the Company through that date.  The restricted stock will become 100% vested before the vesting date upon Mr. Johnson’s death or disability or a change of control event as defined by federal regulations. Any dividends declared on the restricted stock prior to vesting will be retained and paid only on the date of vesting. Mr. Johnson may not transfer, pledge or dispose of the restricted stock before the date of vesting, and thereafter only in proportion to percentage of the preferred shares originally issued to the U.S. Treasury that have been redeemed.  The Committee believes that the award was appropriate, given both Mr. Johnson’s service to the Company and the substantial restrictions that will allow him to realize a financial return on the award only when the Company’s financial position has improved sufficiently to pay dividends on its common stock and redeem the preferred shares.

COMPENSATION COMMITTEE CERTIFICATION

As required by the provisions of the U.S. Treasury’s Capital Purchase Program, the Compensation Committee certifies: (1) it has reviewed with senior risk officers the senior executive officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of First Financial Service Corporation; (2) it has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Corporation; and (3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

COMPENSATION COMMITTEE
Walter D. Huddleston, Chair
Stephen Mouser
John L. Newcomb, Jr.
Gail L. Schomp

Summary Compensation Table

The following table contains information concerning the compensation of our Chief Executive Officer, Chief Financial Officer and next four most highly compensated executive officers of the Corporation and the Bank for 2010, 2009 and 2008.

							Change in Pension
					Non-Equity		Value and
					Incentive		Nonqualified
Name and				Option	Plan		and Deferred	All Other
Principal			Stock	Awards	Compensation		Compensation	Compensation
Position	Year	Salary ($)	Awards($)(1)	($)(2)	($)		Earnings ($)(3)	($)(4)	Total ($)

B. Keith Johnson	2010	$263,900	$150,000	$-	$-		$19,000	$45,202	$478,102
Chief Executive Officer	2009	273,708	-	-	-		24,000	45,796	343,504
	2008	258,542	-	-	-	(5)	26,000	48,874	333,416

Gregory Schreacke	2010	177,625	-	42,044	-		-	10,658	230,327
President, Chief Financial	2009	183,971	-	37,764	-		-	11,012	232,747
Officer	2008	166,706	-	-	-	(5)	-	20,685	187,391

Charles Chaney	2010	143,115	-	-	-		41,000	8,913	193,028
Executive Vice President,	2009	148,423	-	15,106	-		54,000	10,013	227,542
Chief Operating Officer	2008	139,916	-	-	12,986		60,000	11,003	223,905
				-
Larry Hawkins	2010	148,190	-	-	-		2,000	9,121	159,311
Executive Vice President,	2009	153,659	-	15,106	-		2,000	10,165	180,930
Chief Lending Officer	2008	143,822	-	-	12,059		2,000	11,216	169,097

Anne Moran	2010	147,175	-	16,818	-		3,000	9,130	176,123
Executive Vice President,	2009	152,483	-	45,317	-		5,000	10,111	212,911
Chief Retail Officer	2008	139,916	-	-	14,369		5,000	10,745	170,030

Steven M. Zagar	2010	142,100	-	-	-		-	8,526	150,626
Former Executive Vice	2009	139,295	-	30,211	-		-	5,623	175,129
President, Chief Financial	2008	109,375	-	53,986	8,742		-	-	172,103
Officer (6)

(1)	Stock awards represent restricted stock. The value of the restricted stock measured at the grant date value was $4.07 per share.

(2)
Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC 718, for stock options granted during 2010, 2009 and 2008.  Assumptions used in calculating the value of stock option awards are discussed in Note 17 to the consolidated financial statements in our 2010 Annual Report on Form 10-K.

(3)	Represents the change in actuarial present value of the Company’s defined benefit plan.

(4)
Includes matching contributions to the Bank’s 401(k) Retirement Plan, ($15,974 for Mr. Johnson, $8,526 for Mr. Zagar, $10,658 for Mr. Schreacke, $8,587 for Mr. Chaney, $8,891 for Mr. Hawkins and $8,831 for Ms. Moran), premiums for bank owned life insurance, ($152 for Mr. Johnson, $326 for Mr. Chaney, $230 for Mr. Hawkins and $299 for Ms. Moran), director’s fees of $26,736 paid to Mr. Johnson, and an auto allowance of $2,340 for Mr. Johnson.

(5)
For 2008, Mr. Johnson and Mr. Schreacke both voluntarily declined incentive compensation in light of recessionary economic conditions and on-going challenges in the financial industry.  Mr. Johnson would have earned $23,970 and Mr. Schreacke would have earned $15,510.

(6)	Mr. Zagar’s resigned from his positions with the Company effective January 5, 2011.

None of our executive officers currently has an employment agreement or an agreement providing for change-in-control or severance benefits with either the Corporation or the Bank.

Grants of Plan-Based Awards

The following table contains information concerning each grant of an award made to the six named executive officers during 2010 under the Company’s incentive compensation plans.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)

B. Keith Johnson	12/31/2010	36,855	-	$4.07	$150,000

Gregory Schreacke	12/31/2010	-	25,000	4.07	42,044
Charles Chaney	-	-	-	-	-
Larry Hawkins	-	-	-	-	-
Anne Moran	12/31/2010	-	10,000	4.07	16,818
Steven Zagar	-	-	-	-	-

(1)	Stock awards represent restricted stock granted to Mr. Johnson.
(2)	The options vest at a rate of 20% per year, on December 31st of each year through 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning outstanding option and stock awards held by the six named executive officers at December 31, 2010.

	Option Awards						Stock Awards
	Number of		Number of				Number of	Market Value
	Securities		Securities				Shares	of Shares
	Underlying		Underlying				of Stock	of Stock
	Unexercised		Unexercised		Options	Option	That Have	That Have
	Options (#)		Options (#)		Exercise	Expiration	Not Vested	Not Vested
Name	Exercisable		Unexercisable (1)		Price ($)	Date	(#)(2)	($) (2)

B. Keith Johnson	26,620		-		$19.264	12/21/2014	-	$-
	5,500		-		28.000	12/29/2016	-	-
	-		-		-	-	36,855	150,000

Gregory Schreacke	13,310	(3)	-		19.707	1/21/2014	-	-
	2,662		10,648		19.264	12/21/2014	-	-
	6,000		4,000		24.000	12/31/2017	-	-
	5,000		20,000		9.060	12/31/2019	-	-
	-		25,000 25,000		4.070	12/31/2020	-	-

Charles Chaney	2,662		-		19.264	12/21/2014	-	-
	4,400		1,100		28.000	12/29/2016	-	-
	2,000		8,000		9.060	12/31/2019	-	-

Larry Hawkins	10,981		-		11.085	12/18/2011	-	-
	8,800		2,200		28.000	12/29/2016	-	-
	2,000		8,000		9.060	12/31/2019	-	-

Anne Moran	13,310		-		19.264	12/21/2014	-	-
	6,000		24,000		9.060	12/31/2019	-	-
	-		10,000		4.070	12/31/2020	-	-

Steven Zagar	-		10,000	(4)	23.960	4/3/2018	-	-
	4,000		16,000		9.060	12/31/2019	-	-

(1)	All option awards are incentive stock options with a ten year term. Except as noted, 20% of the options vest each year, beginning one year after the grant date and on each anniversary thereafter.

(2)
The shares vest on the second anniversary of the grant.  Thereafter, the percentage of shares subject to transfer restrictions decreases in proportion to the percentage of the preferred stock held by the U.S. Treasury that have been redeemed.

(3)	Vested on the fifth anniversary of the grant.
(4)	Forfeited upon Mr. Zagar’s termination of employment effective January 5, 2010.

Option Exercises and Stock Vested

There were not any option exercises or vesting of stock awards held by the six named executive officers during 2010.
Pension Benefits

The Bank participates in a multiple-employer defined benefit pension plan covering only employees hired before June 1, 2002.  Service credit for purposes of eligibility and vesting is retroactive to the date of employment.  Years of credit service ceased to accrue on February 28, 2003, when the plan was frozen.  The following table provides information regarding pension benefits payable at December 31, 2010 to the four named executive officers who participate in the pension plan.

			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)(1)(2)	($)	($)

B. Keith Johnson	Pentegra Defined Benefit
	Plan for Financial Institutions	8.50	$131,000	$-

Charles Chaney	Pentegra Defined Benefit
	Plan for Financial Institutions	25.50	376,000	-

Larry Hawkins	Pentegra Defined Benefit
	Plan for Financial Institutions	1.67	11,000	-

Anne Moran	Pentegra Defined Benefit
	Plan for Financial Institutions	2.25	32,000	-

(1)	Years of credited services through February 28, 2003, when the plan was frozen.
(2)	Mr. Schreacke and Mr. Zagar are not participants.

A qualifying employee becomes fully vested in the plan upon completion of five years' service or when the normal retirement age of 65 is attained.  The plan is intended to comply with the requirements for a "tax qualified" defined benefits plan under the Internal Revenue Code, and with the provisions of the Employee Retirement Income Security Act of 1974.

Each participant is entitled to receive monthly payments at normal retirement age.  The annual allowance payable under the plan is equal to 1.5% of the career average earnings multiplied by the years of credited service.  A participant who has attained the age of 45 and completed ten years of service may take an early retirement and elect to receive a reduced monthly benefit beginning immediately.  Mr. Chaney is eligible for early retirement under the plan.

Nonqualified Deferred Compensation

The Corporation and the Bank have no plans that provide for deferral of compensation on a nonqualified basis.

ITEM 2.   NON-BINDING ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 requires that, during the period in which any obligation arising from financial assistance provided to a recipient under the Treasury’s Troubled Asset Relief Program (“TARP”) remains outstanding, any proxy statement for an annual meeting of stockholders of that TARP recipient at which directors are to be elected must provide the recipient’s shareholders with a so-called “say on pay.”  This means that the recipient has to provide for a non-binding stockholder vote to approve the compensation of the recipient’s executives with appropriate disclosure as required by the compensation disclosure rules of the Securities and Exchange Commission.  The Corporation, which has received funds under TARP, is complying with the “say on pay” requirement through the presentation of this Item 2.

The purpose of the Corporation’s compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Corporation’s long-term success and enhancement of stockholder value.  Those policies and procedures also should align the interests of our executives with the interests of our stockholders in building the long-term value of the Corporation.  The Board of Directors and the Executive Compensation Committee believe that the Corporation’s compensation policies and procedures achieve these objectives and that our compensation levels, policies and procedures, as disclosed and discussed in this Proxy Statement, are reasonable in consideration the Corporation’s performance during 2010.

Accordingly, the Corporation presents the following advisory proposal for stockholder approval:

“Resolved, that the shareholders approve the compensation of the Corporation’s executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the discussion and analysis under “Executive Compensation,” the compensation tables, and any related material in this Proxy Statement.”

Your vote on this proposal is advisory and is not binding on the Corporation or its Board of Directors.  The Board of Directors may, however, take into account the outcome of the vote when considering future executive compensation decisions.

RISK MANAGEMENT COMMITTEE REPORT

The Risk Management Committee has furnished the following report:

It is the responsibility of management to prepare the financial statements and the responsibility of Crowe Horwath LLP, our independent registered public accounting firm, to audit the financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).  The Risk Management Committee has adopted a written charter, and the functions and responsibilities of the Risk Management Committee are described in that charter.

In connection with its review of First Financial Service Corporation’s financial statements for 2010, the Risk Management Committee:

•	has reviewed and discussed the audited financial statements with management;

•
has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T:

•
has received the written disclosures and the letter from the independent accountants required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence”, and has discussed with the independent accountant the independent accountant’s independence; and

•	has approved the audit and non-audit services of the independent public accountant for 2011.

The Risk Management Committee also discussed with management and the independent public accountants the quality and adequacy of the Corporation’s internal controls and the organization, responsibilities, budget, and staffing of the internal audit function.  The Committee reviewed with the independent public accountants their audit plans, audit scope, and identification of audit risks.

Based on the review and discussions referred to above, the Risk Management Committee recommended to the Board of Directors that the audited financial statements be included in First Financial Service Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010.

RISK MANAGEMENT COMMITTEE
Robert M. Brown
Stephen Mouser
Donald Scheer
J. Alton Rider

INDEPENDENT PUBLIC ACCOUNTANTS

A representative of Crowe Horwath LLP is expected to attend the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. Crowe Horwath LLP has served as our independent public accountants and auditors since the 1999 fiscal year.

Audit Fee Table

		Audit-Related	Tax-Related	All
Year	Audit Fees	Fees	Fees	Other Fees
2010	$165,000	$13,650	$24,775	$-
2009	$152,575	$14,150	$28,075	$4,385

Audit Fees

Fees for audit services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee” table, primarily include the audit and review of our annual and quarterly financial statements included in Forms 10-K and 10-Q and annual audit of internal control over financial reporting.

Audit-Related Fees

Fees for audit related services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee” table, primarily include the audit of our 401k/ESOP plan and consulting on accounting matters.

Tax-Related Fees

Fees for tax services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee” table, primarily include tax compliance and consulting services.

All Other Fees

Fees for all other services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee” table, primarily include consulting services provided related to compliance with Sarbanes Oxley Section 404 for 2009.

The Risk Management Committee of the Board of Directors has considered whether the provision of the services covered under the caption “All Other Fees”, above, is compatible with maintaining the principal accountants’ independence.

CODE OF ETHICS

Our Board of Directors adopted a Code of Business Ethics and Conduct, which is designed to help officers, directors, and employees resolve ethical issues in an increasingly complex business environment.  The Code of Business Ethics and Conduct is applicable to all of our officers, directors, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller, and other persons performing similar functions.  The Code of Business Ethics and Conduct covers topics, including but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of our Code of Business Ethics and Conduct is available to any person free of charge by contacting Janelle Poppe, Corporate Secretary Treasurer, First Federal Savings Bank, 2323 Ring Road, Elizabethtown, Kentucky 42701 (telephone) 270-765-2131.

Waivers from our Code of Business Ethics and Conduct are discouraged, but any waivers from the Code of Business Ethics and Conduct that relate to our chief executive officer, chief financial officer, principal accounting officer or controller, and other persons performing similar functions or any other executive officer or director must be approved by the Board of Directors.

COMMUNICATIONS WITH OUR BOARD

Any stockholder or interested party who wishes to communicate with our Board of Directors or any specific director, including non-management directors, may write to:

Board of Directors
First Financial Service Corporation
2323 Ring Road
Elizabethtown, KY  42701

Depending on the subject matter, management will:

•
forward the communication to the director or directors to whom it is addressed (for example, if the  communication received deals with questions, concerns, or complaints regarding accounting, internal accounting controls, and auditing matters, it will be forwarded by management to the Chairman of the Risk Management Committee for review);

•
attempt to handle the inquiry directly, for example where it is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our Board of Directors or an individual director.

At each meeting of the Board of Directors, our Chairman of the Board presents a summary of all communications received since the last meeting of the Board of Directors that were not forwarded and will make those communications available to any director on request.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Corporation's officers, directors, and persons who own more than ten percent of the outstanding Common Stock must file reports detailing their ownership of Common Stock, and to furnish the Corporation with copies of all such reports.  Based solely on its review of the copies of such reports, the Corporation believes that all of its officers and directors have complied with the reporting requirements during 2010.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2012 Annual Meeting of shareholders must deliver the proposal to the Corporate Secretary not later than December 16, 2011 to be included in the proxy statement for the 2012 Annual Meeting.  Any such proposals and any nominations of candidates for election of directors must comply with the Corporation’s Articles of Incorporation and the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.  We expect to exercise discretionary voting authority granted under any proxy form which is properly executed and returned to the Corporation on any matter not described in the proxy statement that may properly come before the 2012 Annual Meeting unless written notice of the matter is delivered to the Corporation at its corporate offices, addressed to the Corporate Secretary of the Corporation, no later than 30 days prior to the date of the 2012 Annual Meeting, currently scheduled for May 16, 2012.

* * * * *

BY ORDER OF THE BOARD OF DIRECTORS

Janelle Poppe
Corporate Secretary

Elizabethtown, Kentucky
April 15, 2011

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
FIRST FINANCIAL SERVICE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2011

THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder in First Financial Service Corporation (the "Corporation") hereby appoints the Board of Directors of the Corporation, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, May 18, 2011, at 5:00 p.m. local time, or at any adjournment thereof, with all the powers the undersigned would possess, including full power to vote the shares cumulatively in the election of directors, if the undersigned was present personally at the Annual Meeting or any adjournment thereof, as follows:

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ______ Co-holder (if any) sign above

	For	With-hold	For All Except
1. The election as directors of all nominees listed below (except as marked to the contrary below).	☐	☐	☐

Stephen Mouser, Senator Walter D. Huddleston, Dr. Michael L. Thomas

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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	For	Against	Abstain
2. Non-binding advisory vote on executive compensation. To approve, in a non-binding advisory vote, the compensation of the Corporation's executives as disclosed in the accompanying proxy statement.	☐	☐	☐

The Board of Directors recommends a vote "FOR" each of the nominees listed in Item 1 and "FOR" Item 2.

The proxies are hereby authorized to vote in their discretion on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

Please check here if you plan to attend our Annual Meeting of Shareholders. ☐

In order that there may be a proper representation at the meeting, we urge you to sign, date and mail the below proxy card even though you now plan to attend. If you are present you may, if you wish, vote personally on all matters brought before the meeting.

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST FINANCIAL SERVICE CORPORATION

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This Proxy is Solicited by the Board of Directors and the shares represented hereby will be voted as directed and in accordance with the accompanying proxy statement. If no instructions are provided, the shares represented hereby will be voted "For" the election of the directors and "For" the approval of the compensation of the Company's executives in Item 2 and in the discretion of the proxies upon such other matters as may properly come before the Meeting.

Should the above signed be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the Above signed's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The above signed acknowledges receipt from the Corporation prior to the execution of this proxy card of a Notice of the Meeting, a Proxy Statement dated April 18, 2011, and the 2010 Annual Report to Shareholders.

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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